UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 N. 28th Way, #1

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HCWC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement

On May 27, 2026, Healthy Choice Wellness Corp. (“HCWC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among HCWC, Healthy Choice Wellness II Corp., a Delaware corporation and wholly owned subsidiary of HCWC (“Merger Sub”), and Host Digital Infrastructure LLC, a Delaware limited liability company (“Host Digital”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Host Digital (the “Merger”), with Host Digital surviving the Merger as a wholly owned subsidiary of HCWC (the “Surviving Entity”). All defined terms used in this summary of the Merger Agreement that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement. Host Digital is a pure-play vertically-integrated digital infrastructure platform, serving as developer, owner and operator of institutional quality data centers in the United States, focused on supporting artificial intelligence and high-performance computing workloads.

The Merger

Subject to the terms and conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act, at the effective time of the Merger (the “Effective Time”), all of the Common Units and Preferred Units of Host Digital (collectively, the “Host Digital Units”), in each case as defined in that certain Amended and Restated Limited Liability Company Agreement of Host Digital, dated as of February 13, 2026 (the “Host Digital Operating Agreement”), outstanding immediately prior to the Effective Time will be converted into the right to receive shares of Class A common stock, par value $0.001 per share, of HCWC (“HCWC Common Stock”), or pre-funded warrants (“Pre-Funded Warrants”) to purchase HCWC Common Stock at an exercise price of $0.0001 per share, in lieu of such HCWC Common Stock, in each case as determined in accordance with the terms of the Merger Agreement (collectively, the “Merger Consideration”).

Merger Consideration

At the Effective Time, without any further action by HCWC, Merger Sub, Host Digital, any member of Host Digital or any stockholder of HCWC, all Host Digital Units outstanding immediately prior to the Effective Time will automatically be converted into the right to receive the Merger Consideration. The Merger Consideration will consist of either: (a) a number of shares of HCWC Common Stock determined in accordance with the Exchange Ratio; or (b) a number of Pre-Funded Warrants in lieu of such HCWC Common Stock. All shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for 100% of the membership interests of the Surviving Entity. The total Merger Consideration will be determined using the Exchange Ratio as set forth in the Merger Agreement. The Exchange Ratio is equal to the quotient obtained by dividing the Base Stock Consideration by 2,000, representing the total number of Host Digital Units outstanding as of immediately prior to the Effective Time. The Base Stock Consideration is the number of shares of HCWC Common Stock equal to the quotient obtained by dividing the Base Price by the Applicable Share Price. The Merger Agreement defines the Base Price as $425,000,000 and the Applicable Share Price as $0.27 per share of HCWC Common Stock. Upon closing of the Merger, the holders of Host Digital Units will own approximately 96% of the outstanding HCWC Common Stock.

Certain Governance Matters

Following the Merger, HCWC will change its name to a name selected by Host Digital, in its sole discretion, and HCWC’s board of directors (the “HCWC Board”) will thereafter be comprised of: Robert Byrne, Omar Hussein, Guhan Kandasamy, Shawn Matthews, and Alexander Monje. Harmol Samra shall be appointed as Chief Executive Officer and John Ollet will continue to serve as Chief Financial Officer of the combined company.

At the Effective Time, the certificate of formation of Host Digital, as in effect immediately prior to the Effective Time, will be the certificate of formation of the Surviving Entity until amended in accordance with its terms and applicable law. The Host Digital Operating Agreement, as in effect immediately prior to the Effective Time, will be the limited liability company agreement of the Surviving Entity until amended in accordance with the Merger Agreement and applicable law. Host Digital must cause Host Digital Operating Agreement to be amended and restated contemporaneously with the Effective Time to reflect that the Surviving Entity is a wholly owned, member-managed subsidiary of HCWC.

The certificate of incorporation of HCWC after the Effective Time will be identical to the certificate of incorporation of HCWC immediately prior to the Effective Time (the “Certificate of Incorporation”) until amended in accordance with its terms and applicable law, except that, prior to or concurrently with the filing of the certificate of merger, but effective shortly after the close of trading on the NYSE American on the Closing Date and prior to the Effective Time, HCWC must file an amendment to its Certificate of Incorporation to make any changes that are part of the Merger and the other transactions between the parties contemplated by the Merger Agreement (the “Contemplated Transactions”) and mutually agreeable to HCWC and Host Digital.

Conditions to the Merger

Completion of the Merger is subject to the mutual satisfaction or waiver of certain conditions including (i) HCWC must have obtained the Required HCWC Stockholder Vote on (a) the issuance of the shares of HCWC Common Stock to the members of Host Digital pursuant to the terms of the Merger Agreement, (b) an amendment of the Certificate of Incorporation to authorize 2,000,000,000 shares of HCWC Common Stock, in the aggregate, to, among other things, issue shares of HCWC Common Stock to the members of Host Digital pursuant to the terms of the Merger Agreement, (c) an amendment of the Certificate of Incorporation to change the name of HCWC to a name selected by Host Digital, in its sole discretion, (d) the approval to issue additional shares of HCWC Common Stock in an amount exceeding 20% of outstanding shares for purposes of complying with NYSE American Rule 713, and (e) such other matters as Host Digital and HCWC shall mutually agree should be approved by HCWC’s stockholders (collectively, the “HCWC Stockholder Matters”), and Host Digital must have obtained the affirmative vote or written consent of the sole manager of Host Digital (the “Host Digital Manager”), the beneficial owners of a majority of the Host Digital Units and the Investors (as defined in the Host Digital Operating Agreement; (ii) shares of HCWC Common Stock must continue to be traded on the NYSE American until the Effective Time, the HCWC Common Stock to be issued in the Merger must have been approved for listing, subject to official notice of issuance, on the NYSE American as of the Effective Time, and the NYSE American Listing Application must have been approved such that HCWC Common Stock will continue to trade on the NYSE American following the Effective Time; (iii) the Merger Tax Opinion must be delivered by tax counsel to HCWC and Host Digital; (iv) the Spin-Off Tax Opinion must be delivered by HCWC Tax Counsel to HCWC and Host Digital confirming that the Spin-Off Tax Opinion remains accurate as of the Effective Time; (v) the consent letter agreement between HCWC and Healthier Choices Management Corp. must be in full force and effect and not have been amended, modified or waived in any respect; and (vi) HCWC must, as of the Closing Date, meet the requirements for use of Form S-3, including General Instruction I.A, for a primary offering of HCWC Common Stock under the Securities Act of 1933, as amended (the “Securities Act”).

Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, (iii) receipt by such party of a certificate duly executed by a senior executive officer certifying to the effect that certain conditions set forth in the Merger Agreement have been satisfied, and (iv) confirmation that no Material Adverse Effect has occurred. In addition, the obligations of HCWC and Merger Sub to complete the Merger are subject to HCWC agreeing to issue to its employees, directors and officers up to 12 million shares of HCWC Common Stock, with the effectiveness of such issuances to be as of the Closing.

Representations, Warranties and Covenants

The Merger Agreement contains mutual customary representations and warranties of HCWC and Host Digital relating to their respective businesses and public filings (as applicable). The HCWC and Merger Sub representations and warranties also include representations relating to HCWC’s SEC filings and financial statements, HCWC’s NYSE American listing and internal controls, and the valid issuance of HCWC Common Stock to be issued in the Merger. The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of HCWC and Host Digital to conduct their businesses in the ordinary course of business consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

Host Digital and HCWC have also agreed to (1) non-solicitation obligations of HCWC and Host Digital related to soliciting or engaging in any discussions, communications or negotiations regarding Acquisition Proposals or Acquisition Inquiries (as such terms are defined in the Merger Agreement) and (2) prohibitions on the HCWC Board to withdraw, withhold, qualify or modify its recommendation that the shareholders vote in favor of the Merger Agreement and the Merger (the “HCWC Board Recommendation”).

Termination

The Merger Agreement may be terminated prior to the Effective Time, whether before or after adoption of the Merger Agreement by Host Digital’s members and whether before or after approval of the HCWC Stockholder Matters by HCWC’s stockholders, as follows:

●	by mutual written consent of HCWC and Host Digital;
●	by either HCWC or Host Digital if the Merger has not been consummated on or before August 25, 2026, which date we refer to as the “End Date,” subject to customary exceptions if the terminating party’s action or failure to act has been a principal cause of the failure to consummate the Merger and constitutes a breach of the Merger Agreement; provided that, if as of the End Date the failure to consummate the Merger is primarily attributable to delays outside the control of the parties, including SEC, NYSE American, antitrust authority or other governmental review, comment, inquiry, approval or other action, expiration or termination of any HSR Act waiting period, or convening, holding, adjourning, postponing or reconvening the HCWC Stockholder Meeting, Host Digital may extend the End Date for an additional 60 days by written notice to HCWC;
●	by either HCWC or Host Digital if a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the Merger or any other material Contemplated Transaction;
●	by HCWC if the Required Company Member Vote has not been obtained in accordance with the Merger Agreement, provided that HCWC may not terminate on this basis once the Required Company Member Vote has been obtained;
●	by either HCWC or Host Digital if the Required HCWC Stockholder Vote has not been obtained at the HCWC Stockholder Meeting, including any adjournment or postponement;
●	by Host Digital if, at any time prior to approval of the HCWC Stockholder Matters by the Required HCWC Stockholder Vote, an HCWC Triggering Event has occurred;
●	by HCWC if, at any time prior to obtaining the Required Company Member Vote, a Company Triggering Event has occurred;
●	by Host Digital upon a breach of any representation, warranty, covenant or agreement by HCWC or Merger Sub, or if any representation or warranty of HCWC or Merger Sub has become inaccurate, in either case such that the applicable closing conditions in favor of Host Digital would not be satisfied, subject to a 10-day cure period if the breach or inaccuracy is curable by the End Date and subject to Host Digital not then being in material breach of the Merger Agreement; provided that Host Digital may not terminate on this basis solely because HCWC failed to obtain the Required HCWC Stockholder Vote; or
●	by HCWC upon a breach of any representation, warranty, covenant or agreement by Host Digital, or if any representation or warranty of Host Digital has become inaccurate, in either case such that the applicable closing conditions in favor of HCWC and Merger Sub would not be satisfied, subject to a 10-day cure period if the breach or inaccuracy is curable by the End Date and subject to HCWC not then being in material breach of the Merger Agreement.

The party desiring to terminate the Merger Agreement, other than by mutual written consent, must give notice of termination to the other party specifying the provision of the Merger Agreement pursuant to which the termination is made and the basis for termination in reasonable detail.

For purposes of the Merger Agreement, an HCWC Triggering Event occurs if HCWC fails to include the HCWC Board Recommendation in this Proxy Statement or makes an HCWC Board Adverse Recommendation Change, the HCWC Board or any committee of the HCWC Board publicly approves, endorses or recommends an Acquisition Proposal, or HCWC enters into any letter of intent or similar document or contract relating to an Acquisition Proposal, other than a permitted confidentiality agreement. A Company Triggering Event occurs if Host Digital makes a Company Manager Adverse Recommendation Change, Host Digital Manager or any committee of Host Digital Manager publicly approves, endorses or recommends an Acquisition Proposal, or Host Digital enters into any letter of intent or similar document or contract relating to an Acquisition Proposal, other than a permitted confidentiality agreement.

If the Merger Agreement is terminated by Host Digital pursuant to its termination right due to a breach by HCWC of the HCWC non-solicitation covenant, the HCWC Stockholder Meeting covenant or the listing covenant, HCWC must pay, or cause to be paid, to Host Digital or its designee an amount in cash equal to the lesser of $2,000,000 and Host Digital’s documented out-of-pocket fees and expenses incurred in connection with the Merger Agreement and related transactions by wire transfer of immediately available funds within five business days after the date of termination.

General

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide security holders and investors with information regarding its terms. It is not intended to provide any other factual information about HCWC, Host Digital, or any other person. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders and investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of HCWC or Host Digital. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in HCWC’s public disclosures.

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, the executive officers and directors of HCWC (the “D&O Group”), who collectively hold and have the power to vote or direct the voting of approximately 24.45% of the issued and outstanding voting power of HCWC Common Stock (the “Subject Parent Shares”) as of May 28, 2026, entered into a stockholder support agreement with HCWC (the “D&O Support Agreement”) pursuant to which, among other things, each member of the D&O Group have agreed, subject to the terms of the D&O Support Agreement, to (i) vote the Subject Parent Shares in favor of the approval of the issuance of HCWC Common Stock in connection with the Merger and (ii) not transfer the Subject Parent Shares, with certain limited exceptions. The D&O Support Agreement will terminate upon the earlier of the termination of the Merger Agreement and the Effective Time.

The foregoing description of the D&O Support Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the D&O Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Lock-Up Agreements

In connection with the proposed transactions, HCWC and each of its director and executive officers will enter into a lock-up agreement (the “Lock-Up Agreement”), pursuant to which, subject to certain exceptions, such holders will agree that they will not sell or otherwise transfer any HCWC Common Stock or other HCWC securities beneficially owned by them until the earlier of (A) the effectiveness of the resale registration statement registering for resale the shares of HCWC Common Stock issued in the Merger, and (B) six months following the Closing Date. The foregoing description of the Lock-Up Agreement is not complete and is subject to and qualified in its entirety by reference to the form of Lock-Up Agreement, a copy of which is filed with this Current Report as Exhibit 10.2, and the terms of which are incorporated by reference herein.

NO OFFER OR SOLICITATION

This communication is not intended to be, and shall not constitute, an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed Merger and related transactions, HCWC intends to file a proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). HCWC may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document that HCWC may file with the SEC. The definitive Proxy Statement (if and when available) will be mailed to stockholders of HCWC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY HCWC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT HCWC, HOST DIGITAL AND THE CONTEMPLATED TRANSACTIONS.

Investors and security holders will be able to obtain free copies of the Proxy Statement (if and when available) and other documents containing important information about HCWC, Host Digital and the Contemplated Transactions, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the Proxy Statement (if and when available) and other documents filed with the SEC by HCWC may be obtained free of charge on HCWC’s website at https://healthy-choice-wellness-corp.ir.rdgfilings.com/ or, alternatively, by directing a request by mail to HCWC at ir@hcwc1.com.

PARTICIPANTS IN THE SOLICITATION

HCWC and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of HCWC, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in HCWC’s annual report on Form 10-K for the year ended December 31, 2025 and the proxy statement for HCWC’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on December 11, 2025. To the extent holdings of HCWC Common Stock by the directors and executive officers of HCWC have changed from the amounts reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), subsequently filed by HCWC’s directors and executive officers with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and Proxy Statement and other relevant materials to be filed with the SEC regarding the Contemplated Transactions when such materials become available. Investors and security holders should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from HCWC using the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 27, 2026, by and among Healthy Choice Wellness Corp., Healthy Choice Wellness II Corp., and Host Digital Infrastructure LLC
10.1	Form of D&O Support Agreement.
10.2	Form of Lockup Agreement

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HCWC. agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY CHOICE WELLNESS CORP.

Date:	May 29, 2026	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer